                                    Exhibit C

                                                                       Exhibit C




                              LETTER OF TRANSMITTAL

                                  Regarding the
                                    Interests
                                       in

                              TROON PARTNERS, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated November 25, 1998



                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                 RECEIVED BY THE PARTNERSHIP BY, 12:00 MIDNIGHT
                        NEW YORK CITY TIME, ON THURSDAY,
                DECEMBER 31, 1998, UNLESS THE OFFER IS EXTENDED.


          Complete This Letter Of Transmittal And Return Or Deliver To:

                                    PFPC Inc.
                                  P.O. Box 358
                            Claymont, Delaware 19703

                              Attn: Karen Castagna


                        For additional information call:
                              Phone: (888) 520-3280
                               Fax: (302) 791-2386


Ladies and Gentlemen:

                  The undersigned hereby tenders to Troon Partners, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Partnership"), the partnership interest in the Partnership or portion thereof held by the undersigned, described and specified below, upon the terms and conditions set forth in the offer to purchase, dated November 25, 1998 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this letter of transmittal (which together constituted the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE PARTNERSHIP TO

REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Partnership the partnership interest in the Partnership or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the partnership interest in the Partnership or portion thereof tendered hereby and that the Partnership will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Partnership may not be required to purchase any of the partnership interests in the Partnership or portions thereof tendered hereby.

                  Payment of the cash portion of the purchase price for the partnership interest in the Partnership or portion thereof of the undersigned (the "Cash Payment"), as described in Section 6 of the Offer to Purchase, shall be sent to the undersigned by wire transfer to the undersigned's brokerage account at CIBC Oppenheimer Corp. ("CIBC Opco") unless the undersigned elects to receive such payment by check posted first class (AT THE SOLE RISK OF ADDRESSEE) as based on the direction of the undersigned as indicated below. (The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a partner's brokerage account, upon a withdrawal of such cash payment from such account, CIBC Opco will subject such withdrawal to any fees that CIBC Opco would customarily assess upon the withdrawal of cash from such brokerage account.) (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering partner in the sole discretion of the Individual General Partners of the Partnership.) A promissory note reflecting the contingent payment portion of the purchase price, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with CIBC Opco unless the undersigned elects below to have the promissory note delivered directly to the undersigned at the address set forth below. (Any amounts payable under this promissory note shall be paid to the undersigned in the same manner designated in this Letter of Transmittal for payment of the Cash Payment. Limited Partners who elect to receive the Note directly must return the Note pursuant to instructions that will be provided at a later date in order to receive payment of such amounts.) The undersigned recognizes that the amount of the Cash Payment is based on the unaudited net asset value as of December 31, 1998, of the partnership interest of the Partnership or portion thereof tendered, and that the contingent payment portion of the purchase price shall be determined upon completion of the audit of the Partnership's financial statements for 1998, which is anticipated to be completed not later than 60 days after the Partnership's fiscal year end, and shall be paid within ten days thereafter in cash.

                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PART 1.   NAME AND ADDRESS:
                  Name of partner:_____________________________________________

                  Address:        _____________________________________________

                                  _____________________________________________

                                  _____________________________________________

                  Social Security No.
                  or Taxpayer
                  Identification No.:__________________________________________

                  Telephone Number: (      )___________________________________


PART 2.   AMOUNT OF PARTNERSHIP INTEREST IN THE PARTNERSHIP TENDERED:

                  / /               Entire partnership interest

                  / / Portion of partnership interest expressed in dollar value (a minimum interest of the greater of $150,000, net of the tentative incentive allocation, or the tentative incentive allocation, must be maintained)

                                                     $_______________

PART 3.   PAYMENT INSTRUCTIONS.

                  CASH PAYMENT

                  Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC Opco unless the undersigned elects (by checking the box below) to receive such cash payment by check. (The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a partner's brokerage account, upon a withdrawal of such cash payment from such account, CIBC Opco will subject such withdrawal to any fees that CIBC Opco would customarily assess upon the withdrawal of cash from such brokerage account.)

                  / / Remit cash payments by check mailed first class (at the sole risk of addressee) to the address set forth above.

                           (Any payment in the form of marketable securities would be made by means of special arrangements with the tendering partner.)

                  PROMISSORY NOTE

                  The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC Opco unless the undersigned elects (by checking the box below) to have the promissory note delivered by first class mail directly to the undersigned at the address set forth above.

                  / / Deliver promissory note to the address set forth above (at the sole risk of the addressee).



PART 4.     SIGNATURE.

FOR INDIVIDUAL INVESTORS:              FOR INVESTORS OTHER THAN INDIVIDUALS:


_____________________________          ________________________________________
Signature                              Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
 AS APPEARED ON SUBSCRIPTION
 AGREEMENT)


_____________________________          ________________________________________
Print Name of Investor                                Signature
                                       (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)



                                       ________________________________________
                                       Print Name of Signatory and Title

                                       ________________________________________
                                       Co-signatory (or Joint Tenant Signature) if necessary
                                       (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)

                                       ________________________________________
                                       Print Name of Co-signatory (or Joint
                                       Tenant)



Date:___________________